Exhibit 16.1

February 11, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:             Assured Pharmacy, Inc.
File No.     333-181361

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Assured Pharmacy dated February 11, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ UHY LLP
     UHY LLP